Exhibit 99.1



                               POWER OF ATTORNEY



         The undersigned, as a Director and/or officer of each of the registered investment companies listed below, hereby authorizes Kenneth L. Munt, Keiko Tani, Neil A. Daniele, and Rita Chopra-Brathwaite or any of them, as attorney-in-fact, to sign on his behalf on any form, or any amendment to such form, required to be filed by the undersigned pursuant to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 due to their capacity as a Director and/or officer for each of the following registered investment companies and to file, at the request of the undersigned, the same, with all exhibits thereto, with the Securities and Exchange Commission: Korea Equity Fund, Inc. and Japan Smaller Capitalization Fund, Inc. This Power of Attorney shall remain in effect through January 31, 2007, unless otherwise terminated.

Dated:  January 31, 2006





/s/ Chor Weng Tan
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     Director/Officer Signature




Chor Weng Tan
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         Print Name



/s/ Kenneth L. Munt
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Kenneth L. Munt


/s/ Keiko Tani
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Keiko Tani


/s/ Neil A. Daniele
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Neil A. Daniele


/s/ Rita Chopra-Brathwaite
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Rita Chopra-Brathwaite